SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  October 10, 1996

                         BALCOR PENSION INVESTORS - V
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-13233
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3254673
-----------------------------------     -----------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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Item 2.. Acquisition or Disposition of Assets
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Union Tower office building

In 1984, the Partnership funded a $22,000,000 first mortgage loan, collateralized by the Union Tower office building, Lakewood, Colorado. In November 1988, the Partnership obtained title to the property through foreclosure.

On October 10, 1996, the Partnership contracted to sell the property for a sale price of $15,350,000 to an unaffiliated party, Transwestern Investment Company, L.L.C. The purchaser has deposited $150,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at closing, scheduled to occur December 20, 1996. From the proceeds of the sale, the Partnership will pay $307,000 to an unaffiliated party as a brokerage commission. The Partnership will receive the remaining proceeds of approximately $15,043,000, less closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

An affiliate of the general partner has simultaneously contracted to sell one other property to the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
----------------------------------------------------------------------

     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachments thereto relating to the sale of the Union Tower office building, Lakewood, Colorado.

     No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.


Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BALCOR PENSION INVESTORS-V

                         By: Balcor Mortgage Advisors-V, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/ Jerry M. Ogle
                              ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary

Dated:  October 23, 1996
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